Exhibit 99.1

          MERCURY GENERAL CORPORATION ANNOUNCES FOURTH QUARTER RESULTS

    LOS ANGELES, Feb. 12 /PRNewswire-FirstCall/ -- Mercury General Corporation (NYSE: MCY) reported today net income of $50.1 million ($0.91 per share-diluted) in the fourth quarter 2006 compared with $46.2 million ($0.84 per share-diluted) for the same period in 2005. For the year, net income was $214.8 million ($3.92 per share-diluted) compared with net income of $253.3 million ($4.63 per share-diluted) for the same period in 2005.
Included in net income are net realized investment gains, net of tax, of $1.3 million ($0.02 per share-diluted) in the fourth quarter of 2006 compared with net realized investment gains, net of tax, of $0.5 million ($0.01 per share-diluted) for the same period in 2005, and net realized investment gains, net of tax, of $10.0 million ($0.18 per share-diluted) for the entire 2006 year compared with net realized investment gains, net of tax, of $10.5 million ($0.19 per share-diluted) for 2005.

    Company-wide net premiums written were $740.7 million in the fourth quarter 2006, a 1.7% increase over fourth quarter 2005 net premiums written of $728.0 million, and were approximately $3.0 billion for the year, a 3.2% increase over the same period in 2005. California net premiums written were $558.5 million in the fourth quarter of 2006, an increase of 5.5% over the same period in 2005, and were approximately $2.2 billion for the year, a 5.8% increase over the same period in 2005. Non-California net premiums written were $182.2 million in the fourth quarter of 2006, an 8.2% decrease over the same period in 2005, and were $795.0 million for the year, a decrease of 3.5% over the same period in 2005.

    The Company's combined ratio (GAAP basis) was 96.5% in the fourth quarter and 95.0% for the year compared with 96.0% and 92.4% for the same periods in 2005. Catastrophe losses did not impact the financial results during the fourth quarter 2006 as compared to the fourth quarter 2005 when losses caused by Hurricane Wilma increased the loss ratio by 3.3 points.

    Loss development on prior accident years' loss reserves was approximately $20 million adverse and $45 million positive for the years ended
December 31, 2006 and 2005, respectively. For business produced in California, positive development on prior accident years' loss reserves was approximately $15 million and $40 million for the years ended December 31, 2006 and 2005, respectively. For business produced outside of California, development on prior accident years' loss reserves was approximately $35 million adverse and $5 million positive for the years ended December 31, 2006 and 2005, respectively.

    Net investment income of $38.6 million (after tax $33.9 million) in the fourth quarter of 2006 increased by 19.7% over the same period in 2005. The after-tax yield on investment income was 4.0% on average assets of $3.4 billion (fixed maturities and equities at cost) for the quarter. This compares with an after-tax yield on investment income of 3.4% on average investments of $3.3 billion (fixed maturities and equities at cost) for the same period in 2005.

    Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through February 19, 2007. The replay telephone numbers are (800) 642-1687 (USA) or (706) 645-9291 (International). The conference ID# is 6946173. The replay will also be available on the Company's website shortly following the call.

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and in general economic conditions; the accuracy and adequacy of the Company's pricing methodologies; adverse weather conditions or natural disasters in the markets served by the Company; market risks associated with the Company's investment portfolio; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of regulatory approval for requested rate changes; legislation adverse to the automobile insurance industry or business generally that may be enacted in California or other states; the Company's success in expanding its business in states outside of California; the Company's ability to successfully complete its initiative to standardize its policies and procedures nationwide in all of its functional areas; the presence of competitors with greater financial resources and the impact of competitive pricing; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and various legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

    Mercury General Corporation

    Information Regarding Non-GAAP Measures

    The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. The Company has reconciled these measures with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

    Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is meant as supplemental information and is not intended to replace Net premiums earned. It should be read in conjunction with the GAAP financial results.

    Paid losses and loss adjustment expenses is the portion of Incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is meant as supplemental information and is not intended to replace Incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results.

                  Mercury General Corporation and Subsidiaries
                          Summary of Operating Results
                   (000's except per-share amounts and ratios)
                                   (unaudited)

                                             Quarter Ended                  Twelve Months Ended
                                              December 31,                     December 31,
                                      ----------------------------     -----------------------------
                                          2006            2005             2006             2005
                                      ------------    ------------     ------------     ------------
Net premiums written                  $    740,742    $    727,956     $  3,044,774     $  2,950,523
Net premiums earned                        753,871         732,859        2,997,023        2,847,733
Paid losses and loss
 adjustment expenses                       495,573         460,510        1,944,887        1,743,909
Incurred losses and loss
 adjustment expenses                       521,021         507,217        2,021,646        1,862,936
Net investment income                       38,597          32,239          151,099          122,582
Net realized investment gains,
 net of tax                                  1,339             457           10,033           10,504
Net income                            $     50,132    $     46,219     $    214,817     $    253,259

Basic average shares
 outstanding                                54,669          54,603           54,651           54,566

Diluted average shares
 outstanding                                54,820          54,756           54,786           54,717

Basic Per Share Data
Net income                            $       0.92    $       0.85     $       3.93     $       4.64

Net realized investment gains,
 net of tax                           $       0.02    $       0.01     $       0.18     $       0.19

Incurred losses from Florida
 Hurricanes, net of tax
 benefit                                        --    $      (0.29)              --     $      (0.33)

Diluted Per Share Data
Net income                            $       0.91    $       0.84     $       3.92     $       4.63

Net realized investment gains,
 net of  tax                          $       0.02    $       0.01     $       0.18     $       0.19

Incurred losses from Florida
 Hurricanes, net of tax
 benefit                                        --    $      (0.29)              --     $      (0.32)

Operating Ratios--GAAP (a)
 Basis
Loss ratio                                    69.1%           69.2%            67.5%            65.4%
Expense ratio                                 27.4%           26.8%            27.5%            27.0%
Combined ratio                                96.5%           96.0%            95.0%            92.4%

Impact of Florida Hurricanes
 on loss ratio                                  --            -3.3%              --             -1.0%

Reconciliations of Operating
 Measures to Comparable GAAP
 (a) Measures

Net premiums written                  $    740,742    $    727,956     $  3,044,774     $  2,950,523
Decrease (increase) in
 unearned premiums                          13,129           4,903          (47,751)        (102,790)
Net premiums earned                   $    753,871    $    732,859     $  2,997,023     $  2,847,733

Paid losses and loss
 adjustment expenses                  $    495,573    $    460,510     $  1,944,887     $  1,743,909
Increase in net loss and loss
 adjustment expense reserves                25,448          46,707           76,759          119,027
Incurred losses and loss
 adjustment expenses                  $    521,021    $    507,217     $  2,021,646     $  1,862,936

(a)  Generally Accepted Accounting Principles

                  Mercury General Corporation and Subsidiaries
                         Other Supplemental Information
                              (000's except ratios)
                                   (unaudited)

                                             Quarter Ended                  Twelve Months Ended
                                              December 31,                     December 31,
                                      ----------------------------     -----------------------------
                                          2006            2005             2006             2005
                                      ------------    ------------     ------------     ------------
California Operations(1)
Net Premiums Written                  $    558,548    $    529,542     $  2,249,737     $  2,126,825
Net Premiums Earned                        562,992         532,493        2,210,801        2,080,041

Loss Ratio                                    66.4%           64.1%            63.9%            63.5%
Expense Ratio                                 25.8%           25.8%            26.4%            25.5%
Combined Ratio                                92.2%           89.9%            90.3%            89.0%

Non-California Operations(2)
Net Premiums Written                  $    182,194    $    198,414     $    795,037     $    823,698
Net Premiums Earned                        190,879         200,366          786,222          767,692

Loss Ratio                                    77.0%           82.7%            77.6%            70.7%
Expense Ratio                                 32.1%           29.8%            30.7%            31.0%
Combined Ratio                               109.1%          112.5%           108.3%           101.7%

                                   At December 31,
                                 -------------------
Policies-in-force (000's)          2006      2005
------------------------------   --------   --------
California Personal Auto            1,145      1,099
California Commercial Auto             20         21
Non-California Personal Auto          338        371
California Homeowners                 261        242
Florida Homeowners                     14         15

Notes:
All ratios are calculated on GAAP basis.
(1) Includes homeowners, auto, commercial property and other immaterial California business lines
(2)  Includes all states except California

                  Mercury General Corporation and Subsidiaries
                 Condensed Balance Sheets and Other Information
                        (000's except per-share amounts)
                                   (unaudited)

                                            December 31,     December 31,
                                                2006             2005
                                           --------------   --------------
Investments - available for sale
  Fixed maturities at market
   (amortized cost $2,851,715 in 2006
   and $2,593,745 in 2005)                 $    2,898,987   $    2,645,555
  Equity securities at market (cost
   $258,310 in 2006 and $225,310 in
   2005)                                          318,449          276,108
  Short-term cash investments, at
   cost, which approximates market                282,302          321,049
        Total investments                       3,499,738        3,242,712
Net receivables                                   372,777          364,560
Deferred policy acquisition costs                 209,783          197,943
Other assets                                      218,764          245,653
  Total assets                             $    4,301,062   $    4,050,868

Losses and loss adjustment expenses        $    1,088,822   $    1,022,603
Unearned premiums                                 950,344          902,567
Other liabilities                                 396,212          374,321
Notes payable                                     141,554          143,540
Shareholders' equity                            1,724,130        1,607,837
  Total liabilities and shareholders'
   equity                                  $    4,301,062   $    4,050,868

Common stock - shares outstanding                  54,670           54,605
Book value per share                       $        31.54   $        29.44
Statutory surplus                          $  1.6 billion   $  1.5 billion
Portfolio duration                              4.0 years        2.9 years

SOURCE  Mercury General Corporation
    -0-                             02/12/2007
    /CONTACT: Theodore Stalick, VP/CFO of Mercury General Corporation, +1-323-937-1060/
    /Web site:  http://www.mercuryinsurance.com /
    (MCY)